Exhibit 99.2

Medicine Man Technologies, Inc. Issues 2019 Shareholder Letter

Company provides details on two highly anticipated acquisitions targeted to close in 2019

Medicine Man Technologies, Inc. (OTCMKTS: MDCL), a rapidly growing, vertically integrated nationwide cannabis operator, today announced that the Company has issued their February 2019 Letter to Shareholders, highlighting two pending acquisitions of MedPharm Holdings, LLC and Medicine Man Denver, a review of its recent financial and operating performance and details on its strategic goals as a vertically integrated cannabis brand and operator.

Recent Company Highlights include:

•	150%+ year-over-year profitable growth
•	Pending acquisition of MedPharm Holdings, LLC and operating control of its three popular brands: Aliviar, become and BATCH
•	MedPharm Holdings acquisition that will come with a cannabis research license to develop pharmaceutical-grade products using Medicine Man Technologies' best-in-class extraction, analytical testing and formulation development to help better understand various diseases including Alzheimer's and dementia
•	MedPharm Holdings’ two licensees, MX, LLC and MedPharm Iowa, a vertically integrated medical marijuana operation in Iowa that will become a valuable entity under the Medicine Man brand
•	Pending acquisition of Medicine Man Denver, its four Colorado retail locations and a 40,000-square-foot cultivation operation that will add an estimated $25 million of annual revenue to Medicine Man Technologies
•	Medicine Man Denver acquisition, that will benefit from Medicine Man Technologies' industry-best harvesting operation and expertise, currently harvesting 650 grams per square foot compared to industry-high of 300 grams per square foot
•	New Chief Operating Officer with business scaling experience in both media and private equity of entities up to $200 million annual revenue and $100 million annual EBITDA

"Our shareholder letter addresses our two valuable pending acquisitions of MedPharm Holdings and Medicine Man Denver that will bring Medicine Man Technologies to an annual run rate of over $40 million," says Andy Williams, Co-Founder, Chairman and CEO of Medicine Man Technologies. "These acquisitions will greatly benefit from our existing relationships in 18 states and seven countries. They will also position us to drive revenue through traditional partnerships only reserved for pharmaceutical companies as the only cannabis company with a federal research license. The shareholder letter also details our company processes and resources that will position Medicine Man Technologies to provide turnkey solutions and supplies for cannabis cultivators."

To view Medicine Man Technologies’ Shareholder Letter please visit: https://www.medicinemantechnologies.com/investor-information/company-information/

About Medicine Man Technologies
Medicine Man Technologies is a fully integrated operator in the cannabis industry, offering consulting, retail pharma-grade products and turnkey solutions for cannabis cultivators for over a decade. Medicine Man Technologies is leveraging its expertise and intellectual property to vertically integrate retail, cultivation, formulation and distribution operations. The Company’s client portfolio includes active and past clients in 18 states and seven countries.

Forward-looking Statements
This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Medicine Man Technologies, Inc.

IRTH Communications

ir@medicinemantechnologies.com

866-348-1997